UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on or about May 8, 2015, Fidelity National Information Services, Inc. sent the following communication to certain shareholders.

To: FIS Employees
From: Michael P. Oates, Corporate Secretary
Re: Vote Your FIS Shares

May 8, 2015

Dear Colleagues,

Our annual shareholder meeting will be held on Wednesday, May 27. If you own shares of FIS stock, either through the ESPP or through a broker, we encourage you to vote those shares at your earliest convenience. Your participation is critical to the corporate governance process.

The proposals being voted on at this year’s meeting are:

1.	Election of Nominees for Director

2.	Advisory Vote on Executive Compensation

3.	Approval to amend and restate the FIS 2008 Omnibus Incentive Plan

4.	Ratification of Independent Auditors

Our Board of Directors recommends that you vote FOR all proposals this year.

All shareholders of FIS recently received the proxy statement with details about these proposals and a communication on how to vote over the internet or through the mail. These instructions included your control number, which is required to vote your shares online at www.proxyvote.com. To vote online, you will be asked to enter your PIN, which, until changed by you, will be the last four digits of your social security number.

The deadline for voting is Tuesday, May 26 for all shareholders.

If you have any questions regarding the voting procedures, please contact Jennifer Lane at 407.551.8315 or jennifer.lane@fisglobal.com.

Please vote your shares today!

Thanks,

Michael P. Oates
Corporate Secretary